EXHIBIT 99

         ONCOLOGIX TECH ANNOUNCES THAT ADDITIONAL DESIGN AND TESTING OF
          THE ONCOSPHERE SYSTEM IS REQUIRED FOR CLINICAL ACCEPTABILITY

SUWANEE, Georgia.--(Market wire) July 19, 2007 - Oncologix Tech Inc. (OTC BB:
OCLG.OB) announced today that recent testing of its Oncosphere product, more rigorous than the original feasibility testing, has revealed a rate of radiation leaching from the microsphere surface higher than anticipated. "Leaching" refers to the amount of radiation physically released from the microspheres that had been previously thought to be bound. Oncologix believes that the level of leaching observed is high enough that future progress with the product requires further investigation into process and material modifications to reduce or eliminate the leaching. Oncologix further believes that in accomplishing this, it will need to replace one or more of the constituent components of the Oncosphere with similar or new components. Exploration and testing have already begun on several alternative processes and materials that it is believed would meet the performance conditions expected in the human body and the requirements of the FDA. Testing that simulates the conditions of the body is required by medical device standards and the FDA.

Subject to further review, the announcement stated the Company's belief that there is sufficient cash on hand to enable it to develop and test a new design within approximately two months. There is no assurance that the necessary re-design can be accomplished with those funds and within that time or even at all. The previous estimate that approximately $5,000,000 will be required to complete the pre-clinical testing phase and the clinical approval phase, has been revised to a requirement of approximately $6,000,000.

Our ability to complete any new development is dependent on our ability, which is uncertain, to raise additional funds from the proceeds of new loans or the sale of additional equity. As with any development stage medical device product, there can be no guarantee that even with sufficient funds the product design will be successful or that the FDA will ultimately provide approval for its clinical or commercial use.

Andrew Green, President and CEO of Oncologix stated, "Our objective will be to continue to design, test, and provide medical products that meet the highest standards for safety and effectiveness. We are optimistic about our new approach and believe that if successful, we will have a product that has expanded possibilities for diagnostic and therapeutic applications."

About Oncologix Tech Inc. and its subsidiary, Oncologix Corporation:
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Oncologix Tech Inc. (formerly BestNet Communications Corp.) was previously a provider of long distance telephone communication services but disposed of that business in January 2007.

The Company is developing a brachytherapy (radiation therapy) device, the Oncosphere System, for the advanced medical treatment of soft tissue cancers. It is based on radioactive microparticles designed to deliver therapeutic radiation directly to a tumor site by introducing the microparticles into the artery that feeds the tumor tissue.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the company. Although the company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate, and therefore it can provide no assurance that the forward-looking statements included in this release will prove to be accurate.



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